Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

On August 14, 2017, Cancer Genetics, Inc., a Delaware corporation (“Cancer Genetics” or the “Company”), entered into a Stock Purchase Agreement dated as of August 14, 2017 (the “Stock Purchase Agreement”), by and among the Company, the Trustee of The Brandt Family Trust, a trust organized under the laws of Australia, Sabine Brandt (the “Trust”), Royal Melbourne Institute of Technology, established under the laws of Victoria, Australia (“RMIT”), South Australian Life Science Advancement Partnership, LP, a limited partnership organized under the laws of Australia (“SALSA”), vivoPharm Pty Ltd. ACN 106 101 615, a corporation organized under the laws of Australia (“vivoPharm”), the Shareholders’ Representative party thereto, certain members of vivoPharm’s management party thereto (the “Management Parties” and, together with the Trust, RMIT, SALSA and certain other stockholders of vivoPharm named therein, the “Selling Shareholders”) and certain other stockholders of vivoPharm named therein, pursuant to which the Company acquired vivoPharm (“Acquisition”). The transactions contemplated by the Stock Purchase Agreement were consummated on August 15, 2017. Prior to the Company’s acquisition, vivoPharm was a privately-held provider of proprietary preclinical oncology and immuno-oncology services, offering integrated services in different disease areas to the biotechnology and pharmaceutical industries. Upon consummation of the transactions contemplated by the Stock Purchase Agreement, vivoPharm became a wholly-owned subsidiary of the Company.

In connection with the closing of the transactions contemplated by the Stock Purchase Agreement (the “Closing”), the Selling Shareholders received (i) cash consideration of $1.2 million and (ii) stock consideration of 3,068,182 shares of the Company’s common stock. The Company has deposited in escrow 20% of the stock consideration until the expiration of 12 months from the date of the Closing to serve as the initial source for any indemnification claims and adjustments.

Each of the Selling Shareholders, vivoPharm and the Company has made customary representations and warranties in the Stock Purchase Agreement and has agreed to customary covenants, including covenants of the Management Parties regarding non-competition and non-solicitation. In addition, the Company entered into employment agreements with certain members of vivoPharm’s management team.

In accordance with rules under Article 11 of Reg. S-X the following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Cancer Genetics and vivoPharm and were prepared using the acquisition method of accounting with Cancer Genetics treated as the acquirer. These unaudited pro forma condensed consolidated financial statements are presented as if the Acquisition occurred as of January 1, 2016 and are showing what the continuing effect of the acquisition would have been through June 30, 2017. The financial statements contain a pro forma balance sheet as of June 30, 2017 as well as pro forma statements of operations for the periods of January 1, 2016 to December 31, 2016 and January 1, 2017 to June 30, 2017.

As of the date of this filing, Cancer Genetics has not performed the detailed valuation studies necessary to derive the required estimates of the fair value of the vivoPharm’s assets acquired and liabilities assumed and the related allocations of the purchase price, nor has Cancer Genetics completely identified the adjustments necessary, to conform vivoPharm’s accounting policies to those of Cancer Genetics. Cancer Genetics has made certain adjustments to remove assets and liabilities not acquired by Cancer Genetics and adjusted the historical book values of the assets and liabilities of vivoPharm to reflect preliminary estimates of the fair values necessary to prepare the unaudited pro forma condensed consolidated financial statements, with the excess of the estimated purchase price over the net assets of vivoPharm as adjusted to reflect estimated fair values, recorded as goodwill. Actual results are expected to differ from these unaudited pro forma condensed consolidated financial statements once Cancer Genetics has determined the final purchase price for vivoPharm, completed the valuation studies necessary to finalize the required purchase price allocation and identified any necessary conforming accounting changes for vivoPharm. Such differences may be material.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with:

•	Cancer Genetics’ audited consolidated financial statements and related notes contained in Cancer Genetics’ Annual Report on Form 10-K for the year ended December 31, 2016;

•	Cancer Genetics’ unaudited consolidated financial statements and related notes thereto contained in Cancer Genetics’ Quarterly Report on Form 10-Q for the six months ended June 30, 2017 and 2016; and

•	The audited financial statements of vivoPharm as of June 30, 2017 that are included in Exhibit 99.1 to the Current Report on Form 8-K filed herewith.

The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations and financial condition of the consolidated company that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as being representative of the future consolidated results of operations or financial condition of the consolidated company.

Exhibit 99.2

The unaudited pro forma condensed consolidated financial statements do not include the realization of any future cost savings or restructuring or integration charges that are expected to result from the Acquisition.

These pro forma financial statements are presented using the Company’s fiscal year end of December 31. Since the fiscal year of vivoPharm ending on June 30 differs by more than 93 days from that of the Company, the financial statements are conformed to the Company’s year end of December 31. The pro forma financial statements below are presented in accordance with U.S. GAAP and in U.S. dollars.

Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2016
(in thousands, except per share amounts)

	Historical
	Cancer Genetics	vivoPharm	Pro Forma Adjustments		Pro Forma Consolidation
Revenue	$27,049	$4,976	$—		$32,025
Cost of revenues	17,104	931	—		18,035
Gross profit	9,945	4,045	—		13,990
Operating expenses:
Research and development	5,967	—	—		5,967
General and administrative	16,034	3,881	1,233	A	21,148
Sales and marketing	4,668	—	—		4,668
Total operating expenses	26,669	3,881	1,233		31,783
Income (loss) from operations	(16,724)	164	(1,233)		(17,793)
Other income (expense):
Interest expense	(454)	(393)	376	B	(471)
Interest income	23	—	—		23
Change in fair value of warrant liability	1,525	—	—		1,525
Change in fair value of acquisition note payable	152	—	—		152
Other expense	(325)	(20)	—		(345)
Total other (expense)	921	(413)	376		884
Net (loss)	$(15,803)	$(249)	$(857)		$(16,909)

Earnings (loss) per share:
Basic	$(1.00)				$(0.89)
Diluted	$(1.00)				$(0.89)
Weighted-average shares outstanding:
Basic	15,861		3,068	C	18,929
Diluted	15,861		3,068	C	18,929

The pro forma numbers above are derived from the historical numbers of the Company and vivoPharm. Over time the operations of vivoPharm will be integrated into the operations of the Company. At the current time, Cancer Genetics does not have enough information to prepare a reliable estimate of any possible changes. These changes may include changes to cost allocations, margin, as well as other categories of expenses.

Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2017
(in thousands, except for per share amounts)

	Historical
	Cancer Genetics	vivoPharm	Pro Forma Adjustments		Pro Forma Consolidation
Revenue	$13,570	$2,687	$—		$16,257
Cost of revenues	8,243	522	—		8,765
Gross profit	5,327	2,165	—		7,492
Operating expenses:
Research and development	2,099	—	—		2,099
General and administrative	7,006	2,078	605	A	9,689
Sales and marketing	2,136	—	—		2,136
Total operating expenses	11,241	2,078	605		13,924
Income (loss) from operations	(5,914)	87	(605)		(6,432)
Other income (expense):
Interest expense	(447)	(186)	179	B	(454)
Interest income	27	—	—		27
Change in fair value of warrant liability	(6,717)	—	—		(6,717)
Change in fair value of acquisition note payable	(219)	—	—		(219)
Other income (expense)	(46)	27	—		(19)
Total other (expense)	(7,402)	(159)	179		(7,382)
Loss before income taxes	(13,316)	(72)	(426)		(13,814)
Income tax provision (benefit)	(970)	—	—		(970)
Net (loss)	$(12,346)	$(72)	$(426)		$(12,844)

Earnings (loss) per share:
Basic	$(0.64)				$(0.57)
Diluted	$(0.64)				$(0.57)
Weighted-average shares outstanding:
Basic	19,301		3,068	C	22,369
Diluted	19,301		3,068	C	22,369

The pro forma numbers above are derived from the historical numbers of the Company and vivoPharm. Over time the operations of vivoPharm will be integrated into the operations of the Company. At the current time, Cancer Genetics does not have enough information to prepare a reliable estimate of any possible changes. These changes may include changes to cost allocations, margin, as well as other categories of expenses.

Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of June 30, 2017
(in thousands)

	Historical
	Cancer Genetics	vivoPharm	Pro Forma Adjustments		Pro Forma Consolidation
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,170	$1,067	$(1,350)	D	$5,887
Accounts receivable, net of allowance for doubtful accounts	13,155	400	—		13,555
Lab supplies	—	1,205	(1,085)	E	120
Other current assets	2,544	—	—		2,544
Total current assets	21,869	2,672	(2,435)		22,106
FIXED ASSETS, net of accumulated depreciation	4,724	953	—		5,677
OTHER ASSETS
Restricted cash	300	—	—		300
Lab supplies	—	—	1,085	E	1,085
Patents and other intangible assets	1,400	12	7,002	F	8,414
Investment in joint venture	249	—	—		249
Goodwill	12,029	222	1,575	G	13,826
Other	378	28	—		406
Total other assets	14,356	262	9,662		24,280
Total Assets	$40,949	$3,887	$7,227		$52,063
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$6,716	$591	$—		$7,307
Obligations under capital leases, current portion	262	55	—		317
Deferred revenue	133	1,041	—		1,174
Deferred rent payable, current portion	—	137	(137)	H	—
Line of credit	2,000	—	—		2,000
Redeemable preference shares	—	2,812	(2,812)	I	—
Puttable ordinary shares	—	603	(603)	I	—
Total current liabilities	9,111	5,239	(3,552)		10,798
Term note	4,838	—	—		4,838
Obligations under capital leases	687	66	—		753
Deferred rent payable, long-term	207	455	(455)	H	207
Warrant liability	7,043	—	—		7,043
Deferred revenue, long-term	438	—	—		438
Total liabilities	22,324	5,760	(4,007)		24,077
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock	—	—	—		—
Common stock	2	—	—	J	2
Additional paid-in capital	144,923	92	9,419	J	154,434
Accumulated other comprehensive (loss)	—	14	(14)	K	—
Accumulated (deficit)	(126,300)	(1,979)	1,829	K	(126,450)
Total Stockholders’ Equity (Deficit)	18,625	(1,873)	11,234		27,986
Total Liabilities and Stockholders’ Equity (Deficit)	$40,949	$3,887	$7,227		$52,063

Exhibit 99.2

The pro forma numbers above are derived from the historical numbers of the Company and vivoPharm. Over time the operations of vivoPharm will be integrated into the operations of the Company. At the current time, Cancer Genetics does not have enough information to prepare a reliable estimate of any possible changes. These changes may include changes to cost allocations, margin, as well as other categories of expenses.

Exhibit 99.2

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. Business Combination

On Augusts 16, 2017, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission with respect to the Company's acquisition of all issued and outstanding shares of vivoPharm (the “Original Form 8-K”). The information set forth in Item 1.01 and Item 2.01 of the Original Form 8-K with respect to this transaction is hereby incorporated by reference. The pro forma financial statements above are presented in accordance with U.S. GAAP and in U.S. dollars.

Note 2. Accounting Policies

Cancer Genetics (which reports in U.S. GAAP) will continue to review vivoPharm's accounting policies (which historically reported under International Financial Reporting Standards). As a result of the ongoing review, Cancer Genetics may identify differences between the accounting policies of Cancer Genetics and vivoPharm that could have a material impact on the combined financial statements. At this time, known differences that would have a material impact on the combined financial statements have already been reflected in the historical results.

Note 3. Purchase Price and Preliminary Allocation

For purposes of preparing the unaudited pro forma consolidated financial statements, the estimated purchase price has been allocated based on the estimated fair value of assets acquired and liabilities assumed. The final purchase price allocation will be based on the estimated fair values of the assets acquired and the liabilities assumed at the completion of the Acquisition and could vary significantly from the pro forma amounts due to various factors, including but not limited to, changes in the composition of vivoPharm's assets and liabilities, revisions to estimated fair value of fixed assets and identifiable intangible assets acquired. Accordingly, the preliminary estimated fair values of these assets and liabilities are subject to change pending additional information that may be developed by Cancer Genetics and vivoPharm. Allocation of an increased portion of the purchase price to fixed assets and identifiable intangible assets with a finite life will reduce the amount of purchase price allocated to goodwill in the unaudited pro forma condensed financial statements and may result in increased depreciation and/or amortization expense, which could be material.

Purchase Price

The purchase price reflected in the pro forma condensed consolidated financial statements consists of the following (in thousands):

Purchase price paid in cash	$1,200
Purchase price paid in stock *	9,511
Total purchase price	$10,711

* The fair value of the common stock issued was determined using the closing price on the NASDAQ Capital Market on August 15, 2017.

The stock consideration portion of the purchase was determined based on the formula (i) $10,800,000 divided by (ii) the buyer per share value, with the buyer per share value being a price per share equal to the volume weighted average price of the buyer common stock for the twenty (20) consecutive trading days immediately prior to August 15, 2017.

Unaudited Preliminary Purchase Price Allocation

The estimated allocation of the purchase price on the date of acquisition (August 15, 2017) consists of the following (in thousands):

Exhibit 99.2

Cash	$544
Accounts receivable	905
Lab supplies	1,258
Prepaid expenses and other current assets	101
Fixed assets	949
Intangible assets	7,014
Goodwill	1,784
Accounts payable and accrued expenses	(913)
Deferred revenue	(814)
Obligations under capital leases	(117)
Total purchase price	$10,711

Note 4. Pro Forma Adjustments

A.
To increase general and administrative expenses by approximately $1,134,000 for the year ended December 31, 2016 and approximately $567,000 for the six months ended June 30, 2017 for the additional amortization expense due to the estimated purchase price allocated to finite-lived intangible assets. Intangible assets identified consist of a customer list and a tradename with estimated lives of five years and fifteen years, respectively. This pro forma adjustment also includes a decrease to general and administrative expenses of approximately $12,000 for the year ended December 31, 2016 and approximately $17,000 for the six months ended June 30, 2017 for the difference in depreciation expense based on the estimated purchase price allocated to fixed assets and actual depreciation expense in the historical vivoPharm financial statements. Fixed assets consist of equipment, furniture and fixtures, and leasehold improvements with estimated lives of five years, seven years, and fifteen years, respectively. The lives of intangible assets and fixed assets are estimates and are subject to change pending additional information that may be developed by Cancer Genetics and vivoPharm. Finally, this pro forma adjustment also includes an increase to general and administrative expenses of approximately $111,000 for the year ended December 31, 2016 and approximately $55,000 for the six months ended June 30, 2017 due to deferred rent on operating leases which will be recalculated post business combination using the terms of the assumed leases only from the business combination date onward.

B.
To remove interest expense related to vivoPharm's redeemable preferred shares which were converted to common shares upon acquisition. Also to remove the interest expense related to vivoPharm's lease incentive liability which was reduced to $0 upon acquisition because it does not meet the definition of an asset or liability in a business combination.

C.	To reflect 3,068,182 shares of Cancer Genetics' common stock issued to acquire vivoPharm.

D.	To record cash of $1,200,000 paid by Cancer Genetics to acquire vivoPharm and to record estimated acquisition expenses of $150,000.

E.	To reclassify cell bank inventory not anticipated to be used within one year out of current assets and into noncurrent assets.

F.	To value the intangible assets acquired from vivoPharm in accordance with the preliminary purchase price allocation.

G.	To record goodwill needed in order for the pro forma adjustments in the condensed combined balance sheet to properly reflect the acquisition as if it had occurred on June 30, 2017.

H.	To reduce the leasehold incentive liabilities to $0 upon acquisition as they do not meet the definition of an asset or liability in the business combination.

I.	To eliminate redeemable preferred shares and puttable common shares which were converted to common shares at the acquisition date.

Exhibit 99.2

J.
To record the estimated fair value of the approximately $9,511,000 of Cancer Genetics' common stock (based on the closing price on the NASDAQ Capital Market on August 15, 2017) issued to acquire vivoPharm and eliminate stockholders' equity of vivoPharm.

K.	To eliminate stockholders' equity of vivoPharm and to record estimated acquisition expenses of $150,000.